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                                                                      Exhibit 21

                  LIST OF SUBSIDIARIES OF OLD GUARD GROUP, INC.

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    SUBSIDIARY/ADDRESS                                              STATE OF INCORPORATION
    ------------------                                              ----------------------
    Old Guard Insurance Company                                     Pennsylvania
    P.O. Box 3010
    2929 Lititz Pike
    Lancaster, PA 17604

    Old Guard Fire Insurance Company                                Pennsylvania
    P.O. Box 3010
    2929 Lititz Pike
    Lancaster, PA 17604

    First Patriot Insurance Company                                 Pennsylvania
    P.O. Box 3010
    2929 Lititz Pike
    Lancaster, PA 17604

    New Castle Insurance Company of Delaware                        Delaware
    31 East South Street
    Smyrna, DE 19977

    First Delaware Insurance Company                                Delaware
    31 East South Street
    Smyrna, DE 19977

    Investors Southern Corporation                                  Virginia
    1051 East Cary Street
    Richmond, VA 23219

    Old Guard Insurance Management Company                          Pennsylvania
    P.O. Box 3010
    2929 Lititz Pike
    Lancaster, PA 17604

    2929 Service Corporation                                        Pennsylvania
    P.O. Box 3010
    2929 Lititz Pike
    Lancaster, PA 17604
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